FILED
       IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
         STATE OF NEVADA

           OCT 07 1998
           No. C8895-90
             --------
           Dean Heller
 DEAN HELLER, SECRETARY OF STATE


                                                                  EXHIBIT 99(d)A

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          Global Spill Management, Inc.
                          -----------------------------
                               Name of Corporation

     We the undersigned Vice President and Secretary of Global Spill Management, Inc. do hereby certify:

     The Board of Directors of said corporation at a meeting duly convened, held on the fifth day of August, 1998 adopted a resolution to amend the original articles (as amended on November 25, 1991) as follows:

     Article First is hereby amended to read as follows:

                 The name of this corporation is BIOFARM, INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,211,930; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                            /s/ Allen Esrine
                                            -----------------------------------
                                            Vice President


                                            /s/ Desiree Pierson
                                            -----------------------------------
                                            Secretary

Commonwealth of Pennsylvania
                                   ss
County of Philadelphia

     On October 5, 1998, personally appeared before me, a Notary Public, Allen Esrine, Desiree Pierson who acknowledged that they executed the above instrument.

                                            /s/ Charlotte Tate
                                            -----------------------------------
                                            Signature of Notary


    (Notary Stamp or Seal)

                                                 NOTARIAL SEAL
                                        CHARLOTTE TATE, Notary Public
                                     City of Philadelphia, Phila. County
                                     My Commission Expires Dec. 31, 2001